Exhibit 99.1

Vantage Energy Acquisition Corp. Announces $1.65 Billion Acquisition of Williston Basin Assets from QEP

Resources to Form Publicly Traded Vantage Energy Inc.

Formation of Vantage creates a premier oil-weighted, pure-play Williston Basin independent oil and gas operator with a highly-differentiated return of capital story

Primarily operated, high working interest assets are focused in the core of the Bakken, a world-class resource play, with a robust production base, strong free cash flow and low-risk growth opportunities

VEAC Chairman and CEO Roger Biemans will lead Vantage on a full-time basis, while David Wolf, CEO of Fuse Energy and former CFO of Berry Petroleum, will join as CFO

DENVER, November 7, 2018 – Vantage Energy Acquisition Corp. (“VEAC”) (NASDAQ: VEAC, VEACU, VEACW), an energy-focused special purpose acquisition entity led by Roger Biemans, former Chairman & CEO of Vantage Energy LLC, and President of Encana Oil & Gas (USA), today announced it has entered into definitive agreements with QEP Energy Company, a wholly owned subsidiary of QEP Resources, Inc. (collectively, “QEP”), to acquire the entirety of QEP’s Williston Basin assets in North Dakota and Montana, which includes the South Antelope and Fort Berthold leasehold and various mineral interests, for $1.65 billion cash consideration, prior to post-effective date adjustments, and up to 5.8 million shares of Vantage (as defined below) common stock if certain stock price targets are achieved.

Upon closing the transaction, Vantage Energy Acquisition Corp. will change its name to Vantage Energy Inc. (“Vantage”), which will be led by Mr. Biemans as Vantage’s full-time Chairman, President and CEO. In addition to Mr. Biemans’ leadership and the rest of the current Vantage team, Vantage expects to retain a significant portion of QEP’s High Plains business unit team, including operations, engineering, geoscience, land, administrative and finance groups.

The transaction is subject to approval by VEAC shareholders and other customary closing conditions, and the new company will trade on the NASDAQ under the ticker “VEI” upon closing, which is expected to occur late in the first quarter or early in the second quarter of 2019.

The formation of Vantage creates a large-scale, pure-play Williston Basin operator with strong free cash flow and low-risk growth opportunities. The acquired assets consist of more than 100,000 net acres and are currently producing at the rate of 46,000 barrels of oil equivalent (“Boe”) per day. We believe the combination of outstanding cash margins, a robust base of oil-weighted production and an attractive set of development drilling and refrac projects with attractive economics will position Vantage to deliver exceptionally efficient growth in both EBITDA and free cash flow. We believe these attributes position Vantage as a highly-differentiated opportunity for investors seeking capital efficiency and return of capital to shareholders.

NGP Vantage Energy LLC (“NGP Vantage” or the “Sponsor”) and Mr. Biemans formed VEAC in early 2017 with the intent to build a premier pure-play operator focused on identifying opportunities with superior rock quality, repeatability, high growth potential and operational upside in order to generate an attractive return on investment for its shareholders. Following its initial public offering (“IPO”) in April 2017, NGP Vantage evaluated numerous opportunities and ultimately decided to pursue QEP’s Williston Basin assets given its ability to achieve its stated IPO goals at an attractive entry price. As part of the transaction, David Wolf, CEO at Fuse Energy and former CFO at Berry Petroleum, will join Vantage as CFO. Mr. Biemans and Mr. Wolf share a similar view of maintaining a conservative capital structure and an active hedging program to allow maximum flexibility under various commodity price scenarios.

“Since our IPO, the Vantage team has evaluated opportunities across North America with a relentless focus on resource quality and equity value creation. With this acquisition, we believe we have delivered on our IPO goals by acquiring assets in the core of a world-class oil resource play with a strong production base and significant projected free cash flow growth for years to come,” said Mr. Biemans. “Vantage represents a highly-differentiated return of capital opportunity for our shareholders, with a day-one dividend and a deep inventory of low-risk, high-return reinvestment opportunities. Furthermore, the valuation of the transaction presents an attractive, low-multiple investment opportunity with significant upside in a basin with rapidly improving well results. We look forward to working with our shareholders to close the transaction.”

“We partnered with Roger Biemans and the Vantage team to leverage their exceptional technical capabilities towards identifying and executing a business combination that delivers compelling value to public investors,” said Scott Gieselman, NGP Partner and VEAC Director. “I congratulate the Vantage team on an acquisition that exemplifies the criteria we established at IPO of finding an asset with superior rock quality, attractive return on investment and significant upside. NGP is thrilled to support the transaction via a meaningful equity investment in Vantage and looks forward to continuing our partnership with Roger Biemans and Vantage.”

Vantage Company Highlights1

•	High margin, oil-weighted assets in the core of the Bakken, a world-class resource play

•	Highly differentiated return of capital story with initial proposed annual dividend of $0.25 per share

•	Approximately 46,000 Boe per day of current estimated production in 2H 2018 (67% oil, 83% liquids)

•	102,800 net acres with an 81% and 79% net revenue interest at South Antelope and Fort Berthold, respectively

•	Highly predictable and consistent geology across the position, leading to low-risk, high-return inventory of growth-oriented projects

•	Estimated 2019 EBITDA of $427 million and approximately $629 million of estimated 2H 2018-2020 free cash flow after capital investment[2]

•	Peer leading 21% free cash flow yield[3]. Modest leverage (<1.5x 2018 estimated EBITDA) and more than $600 million of initial liquidity at closing

•	July 1, 2018 effective date, with approximately $322 million projected post-effective date free cash flow resulting in a closing purchase price of $1.39 billion

•

$1.3 billion of committed debt financing, including a credit facility with a $900 million initial borrowing base and $400 million in bridge loans, which are expected to be replaced by an offering of Senior Notes prior to closing

Transaction Details

On November 6, 2018, VEAC entered into definitive agreements to acquire QEP’s Williston Basin position for approximately $1.65 billion in cash and up to 5.8 million shares of Vantage stock if certain stock price targets are achieved, subject to customary purchase price adjustments and with an effective date of July 1, 2018. The acquisition will be financed using a combination of $560 million in cash from the VEAC IPO being held in trust (assuming no redemptions), $185 million in proceeds from an equity issuance from NGP Vantage under the forward purchase agreement entered into at IPO and approximately $642 million debt (<1.5x 2018 estimated EBITDA) at closing. Debt will be comprised of a $400 million bridge to a proposed bond offering and $242 million drawn on a $900 million credit facility. Upon the closing of the business combination, the company will be renamed Vantage Energy Inc. With an anticipated initial enterprise value of $1.52 billion and an estimated $427 million of EBITDA for 2019, the transaction is valued at approximately 3.6x 2019 estimated EBITDA. 4 Vantage intends to propose an initial annual dividend of $0.25 per share.

Assuming no redemptions of VEAC public shares, the VEAC public investors will own 63% of the issued and outstanding shares of common stock of Vantage immediately following the closing, while NGP Vantage will own 37%. The transaction was unanimously approved by the board of VEAC and remains subject to the approval of VEAC shareholders and the satisfaction or waiver of other customary conditions. VEAC has secured financing commitments for the anticipated funded debt and reserve based lending facility. Following the consummation of the transaction, Vantage’s common shares will remain listed on the NASDAQ. Upon closing, Vantage will maintain a seven-person board, which will include Roger Biemans as Chairman, two appointees named by NGP Vantage and four additional independent directors.

In connection with the transaction, QEP will continue to provide transition services for up to 120 days post-closing. QEP’s High Plains business unit includes more than 150 dedicated operating, technical and field level employees immediately available for hire. Please see the investor presentation for more detail.

1 For additional information regarding the assumptions used with respect to the below company highlights please see the Investor Presentation available on the SEC website. 2 VEAC defines free cash flow as EBITDA less capital expenditure and interest. 3 VEAC defines free cash flow yield as EBITDA less capital less interest divided by market capitalization at $10.00 per share. Estimated 2019 to 2021 average free cash flow yield. 4 The $1.52 billion enterprise value includes the effect of VEAC’s sponsor shares and projected cash needs at close.

Advisors

Citigroup and Goldman Sachs & Co. LLC served as financial advisors. Citigroup, BMO Capital Markets and Goldman Sachs & Co. LLC provided committed financings in support of the acquisition. Vinson & Elkins LLP provided legal counsel to Vantage. BMO Capital Markets served as financial advisor and Latham & Watkins LLP provided legal counsel to QEP.

Investor Conference call and Presentation Information

At 11:00 a.m. EST on November 7, 2018, Vantage is scheduled to hold an investor conference call to discuss the transaction. For those who wish to participate, the domestic toll-free access number is (800) 894-5910 and the international toll-free access number is (785) 424-1052. Once connected with the operator, please provide the Conference ID of “VANTAGE” and request access to the Vantage Transaction Announcement Investor Call. Our corporate presentation is posted on our website: www.vantageenergy.com.

A replay of the call will also be available from 2:00 p.m. EST on November 7, 2018 to 11:59 pm EST on November 14, 2018. To access the replay, the domestic toll-free access number is (844) 512-2921 and participants should provide the Conference ID number of 132239.

About Vantage Energy

Following completion of the transaction, Vantage will be a publicly traded oil and gas exploration and production company with operations in the core of the Bakken, a world-class resource play. Vantage will focus on generating value for shareholders by targeting high-return drilling and development opportunities and driving free cash flow growth.

About NGP Vantage and Vantage Energy Acquisition Corp.

NGP Vantage is a portfolio company of NGP Natural Resources XI, L.P. (“NGP XI”), an energy-focused private equity fund with a mandate to make investments in energy and natural resources. NGP Energy Capital Management, L.L.C. (“NGP”), which owns NGP Vantage along with members of the Vantage management team, has considerable experience investing in the energy industry. Since NGP’s founding in 1988, NGP funds have committed over $20.0 billion to more than 200 portfolio companies across twelve private funds. NGP has experience investing across a variety of commodity price cycles and a track record of identifying high-quality assets, businesses and management teams with significant resources, capital and optimization potential.

Vantage Energy Acquisition Corp. is a $560 million special purpose acquisition company formed by NGP and former Chairman & CEO of Vantage Energy LLC and President of Encana Oil & Gas (USA) Roger Biemans that went public on the NASDAQ in April of 2017. VEAC was formed with the intent to identify and acquire a business that could benefit from a hands-on owner with extensive operational experience in the upstream oil and gas industry in North America and that presents potential for an attractive risk-adjusted return profile under Roger Biemans’ stewardship.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is an independent crude oil and natural gas exploration and production company with operations in two regions of the United States: the Southern Region (primarily Texas and Louisiana) and the Northern Region (primarily North Dakota).

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the proposed acquisition discussed herein, VEAC’s ability to consummate the transaction, the benefits of the transaction and Vantage’s future financial performance following the transaction, as well as Vantage’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, VEAC and Vantage disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. VEAC cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of VEAC, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, VEAC cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against VEAC following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of VEAC, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts VEAC’s current plans and operations as a result of the announcement of the transactions; (v) Vantage’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Vantage to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Vantage may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in VEAC’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. VEAC’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information for Investors and Shareholders

In connection with the proposed business combination, VEAC intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the shareholders of VEAC and will contain important information about the proposed business combination and related matters. VEAC shareholders and other interested persons are advised to read, when available, the proxy statement in connection with VEAC’s solicitation of proxies for the meeting of shareholders to be held to approve the business combination because the proxy statement will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to VEAC shareholders as of a record date to be established for voting on the business combination. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement by directing a request to: Vantage Energy Acquisition Corp., 5221 N. O’Connor Boulevard, Irving, Texas 75039, email: inquiries@ngptrs.com, Attn: Jeff Zlotky. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

VEAC, QEP and their respective directors and officers may be deemed participants in the solicitation of proxies of VEAC’s shareholders in connection with the proposed business combination. VEAC shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of VEAC in VEAC’s Registration Statement on Form S-1 initially filed with the SEC on February 17, 2017. Additional information will be available in the definitive proxy statement when it becomes available.

For Vantage Energy

David Wolf

(720) 458-6609

For NGP Vantage

Jeff Zlotky

(972) 432-1440

For QEP

William Kent

(303) 405-6665